Exhibit 99.1

Datto to be Acquired by Kaseya for $6.2 Billion, with Funding Led by Insight Partners

Datto stockholders to receive $35.50 per share in cash

MIAMI, FL and NORWALK, CT – April 11, 2022 – Kaseya, a premier provider of unified IT management and security software for managed service providers (MSPs) and small to medium-sized businesses (SMBs), and Datto (NYSE:MSP), a leading global provider of security and cloud-based software solutions purpose-built for MSPs, announced today that they have entered into a definitive agreement for Kaseya to acquire Datto. The all-cash transaction will be funded by an equity consortium led by Insight Partners, with significant investment from TPG Capital and Temasek, and participation from notable investors including Sixth Street.

Under the terms of the agreement, Datto stockholders will receive $35.50 per share in a transaction which values Datto at approximately $6.2 billion. The offer represents a 52% premium to Datto’s unaffected stock price of $23.37 as of March 16, 2022. This deal also represents a 48% premium to the unaffected 30 day volume weighted average price of Datto stock for the period ending March 16, 2022.

“This is exciting news for Kaseya’s global customers, who can expect to see more functional, innovative and integrated solutions as a result of the purchase,” said Fred Voccola, Kaseya’s CEO. “Datto has a legendary commitment to its customers and employees. The alignment of our missions and focus makes us a natural fit, that will help our greatly appreciated customers reach new levels of success.” Continued Voccola, “Kaseya is known for our outstanding track record of retaining the brands and cultures of the companies we acquire and supercharging product quality. We couldn’t be more excited about what lies before us - Kaseya and Datto will be better together to serve our customers.”

“Datto has always been committed to creating world-class technology for SMBs and delivering it through our global network of MSPs to align our growth with the channel. Combining with Kaseya brings together a broader array of technology products to create additional opportunities for MSPs,” said Tim Weller, CEO of Datto. ”I’m encouraged by the continued investment in the rapidly-expanding global MSP community, and this transaction is another important validation of the channel.”

“At Insight Partners, we work with IT infrastructure technology leaders who define and grow their markets through world-class software, data and innovation,” said Michael Triplett, Managing Director at Insight Partners. “We are excited to continue to support Kaseya, an industry-defining IT and security infrastructure management company, as they deepen their support for the industry and enhance the experience of their customers.”

Approvals and Timing

The transaction, which is currently expected to close in the second half of 2022, is subject to the satisfaction of customary closing conditions, including the receipt of applicable regulatory approvals. In addition to unanimous board approval, shareholders holding in aggregate approximately 70% of the issued and outstanding shares of common stock of Datto have approved the transaction by written consent. No further action by other Datto shareholders is required to approve the transaction. Upon completion of the transaction, Datto’s common stock will no longer be listed on the New York Stock Exchange.

The companies will operate completely independently until the transaction has been finalized.

Datto’s First Quarter 2022 Financial Results

Datto plans to publish its first quarter 2022 financial results on or before May 10, 2022 and will not host a live conference call.

Advisors

Evercore acted as financial advisor to Kaseya and Willkie Farr & Gallagher LLP acted as Kaseya’s legal advisor. Qatalyst Partners acted as financial advisors to Datto and Kirkland & Ellis LLP acted as Datto’s legal advisor. Financing for the transaction is being provided by Golub Capital, Blackstone Credit, Ares Management Credit Funds, Owl Rock Capital, Oak Hill Advisors, and Carlyle Global Credit. Paul, Weiss, Rifkind, Wharton & Garrison LLP acted as financing legal advisors to Kaseya. Davis Polk & Wardwell LLP acted as legal advisors to the financing sources. Ropes & Gray LLP acted as TPG’s and Sixth Street’s legal advisor. Sullivan & Cromwell LLP acted as Temasek’s legal advisor.

About Kaseya

Kaseya is a premier provider of unified IT management and security software. for managed service providers (MSPs) and small to medium sized businesses (SMBS). Through its customer-centric approach, Kaseya delivers best in breed technologies that allow organizations to efficiently manage, secure, and backup IT. Kaseya offers a broad array of IT management solutions, including well-known names: Kaseya, IT Glue, RapidFire Tools, Spanning Cloud Apps, IT Glue, ID Agent, Graphus, RocketCyber, TruMethods and Unitrends. These solutions empower businesses to command all of IT centrally; easily manage remote and distributed environments; simplify backup and disaster recovery; safeguard against cybersecurity attacks; effectively manage compliance and network assets; streamline IT documentation and automate across IT management functions. Headquartered in Miami, Florida, Kaseya is privately held with a presence in over 20 countries. To learn more, visit www.kaseya.com.

About Datto

As a leading global provider of security and cloud-based software solutions purpose-built for Managed Service Providers (MSPs), Datto believes there is no limit to what small and medium businesses (SMBs) can achieve with the right technology. Datto’s proven Unified Continuity, Networking, Endpoint Management, and Business Management solutions drive cyber resilience, efficiency, and growth for MSPs. Datto’s solutions help its global ecosystem of MSP partners serve over one million businesses around the world. From proactive dynamic detection and prevention to fast, flexible recovery from cyber incidents, Datto’s solutions defend against costly downtime and data loss in servers, virtual machines, cloud applications, or anywhere data resides. Since its founding in 2007, Datto has won numerous awards for its product excellence, superior technical support, rapid growth, and for fostering an outstanding workplace. With headquarters in Norwalk, Connecticut, Datto has global offices in Australia, Canada, China, Denmark, Germany, Israel, the Netherlands, Singapore, and the United Kingdom. Learn more at www.datto.com.

About Insight Partners

Insight Partners is a leading global venture capital and private equity firm investing in high-growth technology and software ScaleUp companies that are driving transformative change in their industries. Founded in 1995, Insight Partners has invested in more than 400 companies worldwide and has raised through a series of funds more than $30 billion in capital commitments. Insight’s mission is to find, fund, and work successfully with visionary executives, providing them with practical, hands-on software expertise to foster long-term success. Across its people and its portfolio, Insight encourages a culture around a belief that ScaleUp companies and growth create opportunity for all. For more information on Insight and all its investments, visit www.insightpartners.com or follow us on Twitter@insightpartners.

About TPG

TPG is a leading global alternative asset management firm founded in San Francisco in 1992 with $114 billion of assets under management and investment and operational teams in 12 offices globally. TPG invests across five multi-product platforms: Capital, Growth, Impact, Real Estate, and Market Solutions and our unique strategy is driven by collaboration, innovation, and inclusion. Our teams combine deep product and sector experience with broad capabilities and expertise to develop differentiated insights and add value for our fund investors, portfolio companies, management teams, and communities.

About Temasek

Temasek is a global investment company with a net portfolio value of US$283 billion (S$381 billion) as at 31 March 2021. Headquartered in Singapore, it has 13 offices in 9 countries around the world. The Temasek Charter defines Temasek’s three roles as an Investor, Institution and Steward, which shape its ethos to do well, do right, and do good. As a provider of catalytic capital, it seeks to enable solutions to key global challenges. With sustainability at the core of all Temasek does, it actively seeks sustainable solutions to address present and future challenges, as it captures investible opportunities to bring about a sustainable future for all. For more information on Temasek, please visit www.temasek.com.sg.

About Sixth Street

Founded in 2009, Sixth Street is a global investment firm with over $60 billion in assets under management. The firm uses its long-term flexible capital, data-enabled capabilities, and One Team culture to develop themes and offer solutions to companies across all stages of growth. Sixth Street has more than 350 team members including over 180 investment professionals operating around the world. For more information, visit our website or follow us on LinkedIn or Twitter @SixthStreetNews

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding the company’s expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, the company. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) the risk that the proposed acquisition of the company (the “Merger”) may not be completed in a timely manner or at all, which may adversely affect the company’s business and the price of the company’s common stock; (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the Agreement and Plan of Merger (the “Merger Agreement”) by the company’s stockholders and the receipt of certain regulatory approvals; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring the company to pay a termination fee; (iv) the effect of the announcement or pendency of the proposed transaction on the company’s business relationships, operating results and business generally; (v) risks that the proposed transaction disrupts the company’s current plans and operations; (vi) the company’s ability to retain and hire key personnel in light of the proposed transaction; (vii) risks related to diverting management’s attention from the company’s ongoing business operations; (viii) unexpected costs, charges or expenses resulting from the proposed transaction; (ix) the ability of Insight Venture Management, LLC (“Insight”) and TPG Global, LLC (“TPG”) to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Merger; (x) potential litigation relating to the Merger that could be instituted against Insight, TPG, the company or their respective directors, managers or officers, including the effects of any outcomes related thereto; (xi) continued availability of capital and financing and rating agency actions; (xii) certain restrictions during the pendency of the Merger that may impact the company’s ability to pursue certain business opportunities or strategic transactions; (xiii) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war or hostilities or the COVID-19 pandemic, as well as management’s response to any of the aforementioned factors; and (xiv) other risks described in the company’s filings with the Securities and Exchange Commission (the “SEC”), such risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2022 and subsequent filings. While the list of risks and uncertainties presented here is, and the discussion of risks and uncertainties to be presented in the proxy statement will be, considered representative, no such list or discussion should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the Merger and/or the company’s consolidated financial condition, results of operations, credit rating or liquidity. The forward-looking statements speak only as of the date they are made. The company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication is being made in respect of the pending merger involving the company and Kaseya. Datto will prepare an information statement for its stockholders containing the information with respect to the transaction specified in Schedule 14C promulgated under the Exchange Act and describing the pending merger. When completed, a copy of the definitive information statement will be mailed to the company’s stockholders. INVESTORS ARE URGED TO CAREFULLY READ THE INFORMATION STATEMENT REGARDING THE PENDING MERGER AND ANY OTHER RELEVANT DOCUMENTS IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PENDING MERGER.

Datto’s stockholders may obtain free copies of the documents the company files with the SEC through the Investors portion of the company’s website at investors.datto.com/investors/default.aspx under the link “Investors” and then under the link “SEC Filings” or by contacting the company’s Investor Relations by (a) mail at Datto Holding Corp., Attention: Investor Relations, 101 Merritt 7, 7th Floor, Norwalk, Connecticut 06851, (b) telephone at (212) 331-8433 or (c) e-mail at ir@datto.com.

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Contacts:

Kaseya

Dana Liedholm

Senior Vice President, Corporate Communications

Dana.liedholm@kaseya.com

Phone 443-481-8773

Datto

Shoba V. Lemoine

Director, Communications

communications@datto.com

Insight Partners

Nikki Parker, Senior Vice President Marketing & Communications

nparker@insightpartners.com